Exhibit 99.1

Golub Capital BDC, Inc. Schedules Release of
Fiscal Year 2026 Third Quarter Results

NEW YORK, NY, July 7, 2026 - Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC, www.golubcapitalbdc.com) (“GBDC”), announced today that it will report its financial results for the quarter ended June 30, 2026 on Monday, August 3, 2026 after the close of the financial markets.

Golub Capital BDC, Inc. will host an earnings conference call at 10:00 a.m. (Eastern Time) on Tuesday, August 4, 2026 to discuss its quarterly financial results.

All interested parties may register to participate in the conference call through the following URL: https://events.q4inc.com/analyst/406709985?pwd=uxQSacg1.

Participants are also invited to access the conference call by dialing one of the following numbers:
Domestic: +1 (833) 461-5787
International: +1 (585) 542-9983

Participants should reference Golub Capital BDC, Inc. when prompted, or reference conference ID number 406 709 985. All callers are asked to dial in approximately 10-15 minutes prior to the call. An archived replay will be available via a link located on the Events & Presentations section of GBDC's website for one year.

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“GBDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. GBDC invests primarily in one stop and other senior secured loans to middle market companies that are often sponsored by private equity investors. GBDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital LLC group of companies (“Golub Capital”).

ABOUT GOLUB CAPITAL

Golub Capital is a market-leading, award-winning direct lender and experienced private credit manager. The firm specializes in delivering reliable, creative and compelling financing solutions to companies backed by private equity sponsors. Golub Capital’s sponsor finance expertise also forms the foundation of its Broadly Syndicated Loan and Credit Opportunities investment programs. Golub Capital nurtures long-term, win-win partnerships that inspire repeat business from private equity sponsors and investors.

As of April 1, 2026, Golub Capital had over 1,100 employees and over $90 billion of capital under management, a gross measure of invested capital including leverage. The firm has offices in North America, Europe, Asia and the Middle East. For more information, please visit golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.
Contact:
Christopher Ericson
312-212-4036
cericson@golubcapital.com
Source: Golub Capital BDC, Inc.